UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2025
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On October 29, 2025, director Richard Sullivan informed the Board of Directors (the “Board”) of Floor & Decor Holdings, Inc. (the “Company”) that he will retire from the Board at the end of his current term and will not stand for re-election at the Company’s 2026 annual meeting of stockholders. Mr. Sullivan’s decision was not a result of any disagreement with the Company or any matter related to the Company’s operations, policies, or practices.
Appointment of Chief Executive Officer and Director
On October 29, 2025, the Board appointed Bradley S. Paulsen to serve as the Chief Executive Officer (“CEO”) and as a member of the Board, effective as of December 26, 2025, the first day of the Company’s 2026 fiscal year (the “Transition Date”).
The information relating to Mr. Paulsen required to be reported under Items 401(b) and (e) of Regulation S-K is disclosed in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission, dated March 24, 2025, in the section titled “Executive Officers,” which is incorporated herein by reference.
In connection with his appointment, the Company and Mr. Paulsen entered into an amended and restated employment agreement, effective as of the Transition Date, pursuant to which Mr. Paulsen will receive (i) an annual base salary of $1,000,000, and (ii) a target annual bonus of 125% of his base salary, in each case effective as of the Transition Date. The terms of his existing employment agreement continue to apply for any compensation paid or earned in fiscal 2025. No equity awards have been awarded to Mr. Paulsen in connection with the Transition. The employment agreement has a term of four years, with annual renewal for an additional year unless either party provides at least 90 days’ notice of non-renewal.
Mr. Paulsen’s employment agreement provides that if he is terminated by the Company without cause or due to Company non-renewal of the employment agreement, or if he resigns for good reason, he will receive severance in the form of (i) 24-months’ salary continuation; (ii) any unpaid annual cash incentive bonus from the prior completed fiscal year; (iii) the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee of the Board (the “Compensation Committee”), pro-rated based on the date of termination and payable at the same time that it is paid to other executives; and (iv) payment of the Company portion of his health care premiums for 24 months. If any such termination occurs within 12 months of a change in control, Mr. Paulsen will also receive, in addition to the amounts listed above, two times his target bonus for the year of termination. If Mr. Paulsen’s employment terminates due to disability, he will receive any unpaid annual cash incentive bonus from the prior completed fiscal year, and the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives. All such payments are subject to Mr. Paulsen’s or his legal guardian’s execution and non-revocation of a waiver and release of claims in favor of the Company.
If Mr. Paulsen’s employment terminates due to death, his estate will receive any unpaid annual cash incentive bonus from the prior completed fiscal year and the annual cash incentive bonus for the current fiscal year, based on target performance, pro-rated based on the date of termination.
Mr. Paulsen’s employment agreement also contains certain non-compete and non-solicitation restrictions applicable to Mr. Paulsen while employed and for two years after termination of employment. In addition, Mr. Paulsen is subject to confidentiality and non-disparagement restrictions.
Mr. Paulsen was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Paulsen does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Paulsen has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
CEO Transition to Executive Chair of the Board
On October 29, 2025, the Board appointed Thomas V. Taylor as Executive Chair of the Board (“Executive Chair”), effective as of the Transition Date. Mr. Taylor will continue to serve as CEO until the Transition Date.
In connection with Mr. Taylor’s appointment as Executive Chair, the Company and Mr. Taylor entered into a third amended and restated employment agreement, effective as of the Transition Date, pursuant to which Mr. Taylor will receive (i) an annual base salary of $800,000, and (ii) a target annual bonus of 100% of his base salary, in each case effective as of the Transition Date. The terms of his existing employment agreement continue to apply for any compensation paid or earned in fiscal 2025. No equity awards have been awarded to Mr. Taylor in connection with the Transition. The employment agreement has a term of one year, with annual renewal for an additional year unless either party provides 60 days’ notice of non-renewal.
Mr. Taylor’s employment agreement provides that if he is terminated by the Company without cause, he will receive severance in the form of (i) salary continuation for the remainder of the current term of the agreement; (ii) any unpaid annual cash incentive bonus from the prior completed fiscal year; (iii) the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives; and (iv) payment of the Company portion of his health care premiums for the remainder of the current term of the agreement. If any such termination occurs (or if Mr. Taylor terminates employment for good reason) within 12 months of a change in control, Mr. Taylor will receive the amounts provided above and two times his target bonus for the year of termination. If Mr. Taylor’s employment terminates due to disability, he will receive any unpaid annual cash incentive bonus from the prior completed fiscal year, and the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives. All such payments are subject to Mr. Taylor’s or his legal guardian’s execution and non-revocation of a waiver and release of claims in favor of the Company.
If Mr. Taylor’s employment terminates due to death, his estate will receive any unpaid annual cash incentive bonus from the prior completed fiscal year and the annual cash incentive bonus for the current fiscal year, based on target performance, pro-rated based on the date of termination.
Mr. Taylor’s employment agreement also contains certain non-compete and non-solicitation restrictions applicable to Mr. Taylor while employed and for two years after termination of employment. In addition, Mr. Taylor is subject to confidentiality and non-disparagement restrictions.
Mr. Taylor was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Taylor does not have any family relationships with any director or executive officer of the Company. The information relating to Mr. Taylor required to be reported under Item 404(a) of Regulation S-K is disclosed in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission, dated March 24, 2025, in the section titled “Certain Relationships and Related Transactions – Family Member Employment,” which is incorporated herein by reference.
A copy of the press release announcing the leadership transition is attached hereto as Exhibit 99.1.
Other Compensatory Arrangements of Named Executive Officers
On October 28, 2025, the Compensation Committee approved amendments to the employment agreements between the Company and each of Bryan Langley, Executive Vice President and Chief Financial Officer of the Company; David Christopherson, Executive Vice President, Chief Administrative Officer and Chief Legal Officer of the Company; and Ersan Sayman, Executive Vice President, Merchandising, of the Company (collectively, the “Executives”). The amendments enhance the severance provisions of the respective employment agreements to better align them with the current market for executive talent. More specifically, the amendments provide that in the event of termination of the Executive by the Company without cause or due to Company non-renewal of the employment agreement, or if the Executive resigns for good reason, in addition to severance in the form of 12 months’ salary continuation that the Executive is entitled to under the existing agreement, the Executive will also receive (i) any unpaid annual cash incentive bonus from the prior completed fiscal year; (ii) the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives; and (iii) payment of the Company portion of the Executive’s health care premiums for 12 months. If any such termination occurs within 12 months of a change in control, the Executive will receive, in addition to the amounts listed above, (i) payment of the Company portion of his health care premiums for 6 additional months and (ii) an amount equal to the Executive’s target bonus for the year of termination. If the Executive’s employment terminates due to disability, the Executive will receive any unpaid annual cash incentive bonus from the prior completed fiscal year and the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives. All such payments are subject to the Executive’s or the Executive’s legal guardian’s execution and non-revocation of a waiver and release of claims in favor of the Company.

The amendments also provide that if the Executive’s employment terminates due to death, his estate will receive any unpaid annual cash incentive bonus from the prior completed fiscal year and the annual cash incentive bonus for the current fiscal year, based on target performance, pro-rated based on the date of termination.
Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

99.1	Press Release, dated October 30, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: October 30, 2025	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Chief Administrative Officer and Chief Legal Officer